Exhibit 99.1

Monster Worldwide Reports 2005 Second Quarter Results

Monster Worldwide Reports $239.0 Million of Revenue, Income from Continuing Operations of $25.6 Million, and $0.21 in Diluted Earnings Per Share from Continuing Operations

Monster Division Revenue Grows 40% to $198.1 Million with Deferred Revenue at $245 Million

New York, July 27, 2005— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the second quarter and six months ended June 30, 2005.

The Company’s total revenue grew 32% to $239.0 million in the second quarter of 2005 from $181.3 million in last year’s second quarter.   Revenue at the Monster division increased to $198.1 million, a 40% increase over the $141.9 million recorded in the second quarter of 2004.  The Advertising and Communications business contributed $40.9 million of revenue, a 4% increase in the second quarter over last year’s comparable quarter.  All results provided in this news release have been reclassified to report the Company’s Directional Marketing segment as discontinued operations, following its sale in the second quarter of 2005.

Organic revenue growth for the Company and the Monster division was 26% and 34%, respectively, compared to last year’s second quarter.   The Monster division’s deferred revenue balance at the end of the first half of the year was $245 million, representing an all time high and a 37% increase over last year’s second quarter.  Income from continuing operations for the second quarter increased 72% to $25.6 million from $14.8 million in the 2004 second quarter.

For the quarter, diluted earnings per share from continuing operations increased 75% to $0.21 over the $0.12 for the second quarter of 2004.  Net income for the second quarter increased 21% to $19.6 million from $16.2 million in the second quarter of 2004.  For the quarter, diluted earnings per share was $0.16 compared to $0.14 reported for the second quarter of 2004.

Cash from operating activities in the second quarter of 2005 was $52.9 million compared with $17.4 million for the comparable year ago quarter.  Free cash flow, defined as cash flow from operating activities less capital expenditures, increased to $45.3 million compared to $11.2 million in the June quarter of 2004.  Additionally, the Company recorded $50.2 million in net cash from the sales of its Directional Marketing businesses.

 “We are extremely pleased with our revenue and earnings growth as well as margin expansion in the second quarter and are determined to carry the strong momentum of the first six months of the year into the remainder of 2005,” said Andrew J. McKelvey, Chairman and CEO of Monster Worldwide.  “The second quarter results reflect the execution of our sales strategy to grow Monster’s penetration of enterprise businesses while also broadening our coverage of the promising small and medium size markets.  In addition, the recent sale of our Yellow Pages division has enabled us to further concentrate our resources on extending Monster’s domestic leadership position and expanding our global footprint to continue capitalizing on the significant revenue opportunities in foreign markets.”

Six Months Results

Monster Worldwide reported total revenue of $471.0 million for the six months ended June 30, 2005 compared to $342.5 million in the first six months of last year.  Income from continuing operations was $48.9 million, or $0.40 per diluted share, compared to $25.6 million, or $0.21 per diluted share, in last year’s comparable period.  Net income for the first six months of 2005 was $40.1 million up from $28.6 million in the first six months of 2004.  Diluted earnings per share was $0.33 compared to $0.24 reported for the first six months of 2004.

Recent Developments/Operational Highlights

Sale of Directional Marketing Businesses

•      In the second quarter of 2005, Monster Worldwide sold substantially all of its Directional Marketing businesses.  The businesses that were sold employed 890 employees of Monster Worldwide and contributed $90 million, or 11%, of the Company’s 2004 revenue.  The transaction allows management to tighten its strategic and operational focus on expanding the Monster franchise across local and international markets.  The Directional Marketing division is treated as a discontinued operation in the attached financial statements.

Monster Worldwide Introduces Monster Employment Index in Europe and Local U.S. Markets

•                  Monster Worldwide introduced the Monster Employment Index Europe on June 8th to provide European labor market watchers with a broad analysis of European online job demand.  This is the first time an analysis of European online hiring activity has been provided by any institution.  The new European Index measures online recruitment activity in Europe and country specific online job demand in France, Germany, the Netherlands, Sweden, and the United Kingdom.  The monthly findings, based on job posting data collected from more than 1,400 carefully selected web sites, are believed to be representative of employer activity within these five European countries.  On July 21st, the Company launched the Monster Local Employment Index, a monthly snapshot of employer online recruitment activity in the top 28 U.S. markets.  Results from both Index reports were covered widely in the media, including major TV outlets, print, and online.

New Advertising Campaign and Customer Service Initiatives Support Redesign of Monster Site

•                  In early June, Monster unveiled a new strategic communications strategy designed to address the changing workplace and culture.  This broad initiative was launched with a newly-created Monster.com website and is supported by Monster Central, a 24/7 live online and phone customer service center, and a national and local advertising campaign.  The key features of the new

Monster.com website include: a streamlined resume builder, greater customization to improve each individual’s job search, refined job search as to location and job category and expert driven career content.  The new advertising campaign is designed to set a positive and personal experience for job seekers.  Television commercials aired throughout the month of June in primetime, late night and included network and cable stations.  On the heels of this June campaign, new job postings reached their highest level this year, and inbound employer call volume increased 19% compared with the month of May 2005.  This television advertising complements the existing radio campaign, which began earlier this year.

Business Outlook

The following forward-looking statements reflect Monster Worldwide, Inc.’s expectations as of July 27, 2005.  These expectations involve a number of uncertainties – in particular, assumptions about foreign currency exchange rates, future economic conditions, plans to cultivate new business, market share and growth rates, pricing power, capital spending, depreciation and amortization, the tax rate and the other risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2004.  These expectations do not include the effect of acquisitions or any possible dispositions or implementation of accounting rule changes or factors outside of our control which may have an impact on future financial results.

$’s in millions, except per share amounts	Third Quarter 2005	Full Year 2005

Total revenue	$243 - $249	$968 - $985
Monster division revenue	$202- $207	$800 - $815

Diluted EPS from continuing operations	$0.23 - $0.24	$0.88 - $0.91

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document, that can be accessed directly at www.monsterworldwide.com/suppfinQ205.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.  Financial information included in the document has been reclassified to reflect the historical results of the Directional Marketing businesses as discontinued operations, following the sale of these businesses in the second quarter of 2005.  Additionally, the document reflects the reclassification of our historical segment information to present a Corporate operating segment, which reflects certain direct corporate costs and allocated expenses.  Historical operating expenses and operating margins associated with our Monster and Advertising & Communications divisions have been restated in this document to reflect this new segment presentation.

Conference Call Information

Second quarter 2005 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 27, 2005 at 10:00 AM EDT.  To join the conference call, please dial in on 1-888-489-9493 at 9:50 AM EDT.  For those outside the United States, please call in on 1-212-231-6005.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.

Contacts

Investors:	Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com
Media:	David Rosa, (212) 351-7067, david.rosa@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks. Headquartered in New York with approximately 4,500 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 25 local language and content sites in 23 countries worldwide. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Note on Discontinued Operations

During the quarter ended June 30, 2005, the Company disposed of its Directional Marketing segment.  Therefore, substantially all the operating results of such businesses have been reclassified to discontinued operations for all periods presented.  In addition, the Company has recorded a loss on the sale of such businesses in discontinued operations in the second quarter of 2005.  Entities that were retained are now included with the results of the Company’s Advertising & Communications international business, for all periods presented.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as operating income before depreciation and amortization, net cash and free cash flow, provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenue	$238,979	$181,328	$471,032	$342,538

Salaries and related	105,564	82,353	206,120	153,822
Office and general	44,588	36,961	88,616	71,902
Marketing and promotion	47,692	38,086	96,138	75,931
Amortization of intangibles	2,274	1,241	4,628	1,846
Total operating expenses	200,118	158,641	395,502	303,501

Operating income	38,861	22,687	75,530	39,037

Interest and other, net	1,043	(429)	976	(715)

Income from continuing operations before income taxes and equity interests	39,904	22,258	76,506	38,322

Income taxes	13,967	7,428	27,035	12,763
Losses in equity interests	(367)	—	(576)	—

Income from continuing operations	25,570	14,830	48,895	25,559

Income (loss) from discontinued operations, net of tax	(5,994)	1,410	(8,749)	3,086

Net income	$19,576	$16,240	$40,146	$28,645

Basic earnings per share:

Earnings per share from continuing operations	$0.21	$0.13	$0.40	$0.22
Income (loss) per share from discontinued operations, net of tax	(0.05)	0.01	(0.07)	0.03
Basic earnings per share	$0.16	$0.14	$0.33	$0.25

Diluted earnings per share:

Earnings per share from continuing operations	$0.21	$0.12	$0.40	$0.21
Income (loss) per share from discontinued operations, net of tax	(0.05)	0.01	(0.07)	0.03
Diluted earnings per share*	$0.16	$0.14	$0.33	$0.24

Weighted average shares outstanding:

Basic	121,049	117,431	120,853	116,479

Diluted	123,181	120,192	123,320	119,004

Operating income before depreciation and amortization:

Operating income	$38,861	$22,687	$75,530	$39,037
Depreciation and amortization of intangibles	9,221	7,972	18,459	14,834
Amortization of stock based compensation	534	872	1,502	1,346

Operating income before depreciation and amortization	$48,616	$31,531	$95,491	$55,217

* - Earnings per share does not add in the 2004 period due to rounding

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash flows provided by operating activities:
Net income	$19,576	$16,240	$40,146	$28,645
Adjustments to reconcile net income to cash provided by operating activities:
Loss from discontinued operations, net of tax	5,994	(1,410)	8,749	(3,086)
Depreciation and amortization of intangibles	9,221	7,972	18,459	14,834
Provision for doubtful accounts	2,065	1,363	4,379	2,301
Tax benefit on stock option exercises	3,259	1,167	3,840	1,605
Net loss on disposal and write-off of fixed assets	8	213	(63)	306
Non-cash compensation	534	872	1,981	1,346
Common stock issued for matching contribution to 401(k) plan and other	1,264	1,329	2,005	3,474
Provision for deferred income taxes	756	8,325	9,609	14,751
Minority interests and other	785	26	576	26
Changes in assets and liabilities, net of purchase transactions:
Accounts Receivable	(4,081)	(13,808)	96	(31,297)
Prepaid and other	(19,054)	5,998	(22,114)	8,287
Deferred revenue	3,613	3,689	10,341	11,652
Accrued business reorganization and other costs	(1,433)	(4,927)	(3,405)	(8,922)
Accounts payable, accrued liabilities and other	38,582	310	38,536	12,712
Net cash used for operating activities of discontinued operations	(8,167)	(9,999)	(18,850)	(50,297)
Total adjustments	33,346	1,120	54,139	(22,308)
Net cash provided by operating activities	52,922	17,360	94,285	6,337

Cash flows used for investing activities:
Capital expenditures	(7,618)	(6,111)	(15,553)	(9,038)
Payments for acquisitions and intangible assets, net of cash acquired	(7,010)	(90,182)	(49,487)	(116,113)
Investment in unconsolidated affiliate	—	—	(50,137)	—
Cash funded for sale of subsidiaries	—	—	(432)	—
Sale of long-term investment	—	—	1,878	—
Proceeds from sale of business	50,181	—	50,181	—
Net cash used for investing activities of discontinued operations	(12)	(2,579)	(710)	(7,495)
Net cash used for investing activities	35,541	(98,872)	(64,260)	(132,646)

Cash flows provided by financing activities:
Net repayments under line of credit and capital lease obligations	(1,328)	(196)	(1,835)	(370)
Proceeds from the issuance of common stock	—	10	—	55,673
Cash received from the exercise of employee stock options	10,733	8,051	14,386	10,765
Repurchase of common stock	(1,398)	—	(1,398)	—
Net cash used for financing activities of discontinued operations	—	—	—	—
Net cash provided by financing activities	8,007	7,865	11,153	66,068

Effects of exchange rates on cash	(1,577)	(37)	(3,471)	190

Net increase (decrease) in cash and cash equivalents	94,893	(73,684)	37,707	(60,051)
Cash and cash equivalents, beginning of period	140,925	155,888	198,111	142,255
Cash and cash equivalents, end of period	$235,818	$82,204	$235,818	$82,204

Free cash flow:

Net cash provided by operating activities	$52,922	$17,360	$94,285	$6,337
Less: Capital Expenditures	(7,618)	(6,111)	(15,553)	(9,038)
Free cash flow	$45,304	$11,249	$78,732	$(2,701)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2005	March 31, 2005	December 31, 2004
Assets:

Cash and cash equivalents	$235,818	$140,925	$198,111
Accounts receivable, net	317,378	315,361	318,530
Property and equipment, net	83,352	82,689	81,415
Goodwill and intangibles, net	640,950	668,008	664,738
Other assets	130,119	112,607	68,997
Total assets of discontinued operations	—	202,212	211,822
Total Assets	$1,407,617	$1,521,802	$1,543,613

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other	$326,099	$305,381	$308,061
Deferred revenue	245,713	242,100	231,382
Other liabilities	36,156	30,439	23,381
Debt	40,935	46,633	63,237
Total liabilities of discontinued operations	—	140,966	162,038
Total Liabilities	648,903	765,519	788,099

Stockholders’ Equity	758,714	756,283	755,514

Total Liabilities and Stockholders’ Equity	$1,407,617	$1,521,802	$1,543,613

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	Monster			Advertising & Communications
Three Months Ended June 30, 2005	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	152,212	45,879	198,091	18,932	21,956	40,888		238,979
Operating income	50,323	(2,108)	48,215	537	226	763	(10,117)	38,861
OIBDA	55,332	296	55,628	1,632	670	2,302	(9,314)	48,616

Operating Margin	33.1%	-4.6%	24.3%	2.8%	1.0%	1.9%		16.3%
OIBDA Margin	36.4%	0.6%	28.1%	8.6%	3.1%	5.6%		20.3%

	Monster			Advertising & Communications
Three Months Ended June 30, 2004	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	115,894	26,010	141,904	17,553	21,871	39,424		181,328
Operating income	29,665	863	30,528	1,018	460	1,478	(9,319)	22,687
OIBDA	34,165	2,283	36,448	2,242	1,014	3,256	(8,173)	31,531

Operating Margin	25.6%	3.3%	21.5%	5.8%	2.1%	3.7%		12.5%
OIBDA Margin	29.5%	8.8%	25.7%	12.8%	4.6%	8.3%		17.4%

	Monster			Advertising & Communications
Six Months Ended June 30, 2005	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	300,529	87,096	387,625	38,694	44,713	83,407		471,032
Operating income	96,365	(3,673)	92,692	2,662	540	3,202	(20,364)	75,530
OIBDA	106,331	1,221	107,552	4,814	1,444	6,258	(18,319)	95,491

Operating Margin	32.1%	-4.2%	23.9%	6.9%	1.2%	3.8%		16.0%
OIBDA Margin	35.4%	1.4%	27.7%	12.4%	3.2%	7.5%		20.3%

	Monster			Advertising & Communications
Six Months Ended June 30, 2004	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	220,891	43,175	264,066	35,048	43,424	78,472		342,538
Operating income	54,393	(1,159)	53,234	1,996	650	2,646	(16,843)	39,037
OIBDA	62,843	1,141	63,984	4,401	1,755	6,156	(14,923)	55,217

Operating Margin	24.6%	-2.7%	20.2%	5.7%	1.5%	3.4%		11.4%
OIBDA Margin	28.4%	2.6%	24.2%	12.6%	4.0%	7.8%		16.1%